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As filed with the Securities and Exchange Commission on January 11, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Inhale Therapeutic Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	94-3134940 (I.R.S. Employer Identification No.)

150 Industrial Road
San Carlos, CA 94070
(Address of principal executive offices)

Inhale Therapeutic Systems, Inc. 401(k) Retirement Plan
(Full title of the plans)

Ajit S. Gill
President, Chief Executive Officer and Director
Inhale Therapeutic Systems, Inc.
150 Industrial Road
San Carlos, CA 94070
(650) 631-3100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
 Mark P. Tanoury, Esq.
John M. Geschke, Esq.
COOLEY GODWARD LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, par value $0.0001 per share	300,000 shares	$17.8250	$5,347,500.00	$1,278.05

(1)
Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant's Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant's Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on January 7, 2002, as reported on the Nasdaq National Market (pursuant to Rule 457(c) under the Securities Act of 1933, as amended).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by Inhale Therapeutic Systems, Inc. (the "Registrant") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

1.
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed on March 1, 2001, including all material incorporated by reference therein, as amended by our Amendment to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000, filed on May 1, 2001, including all material incorporated by reference therein, and further amended by our Amendment No. 2 to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000, filed on October 4, 2001, including all material incorporated by reference therein;

2.
Our Definitive Proxy on Schedule 14A, filed on May 1, 2001;

3.
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed on May 14, 2001, including all material incorporated by reference therein;

4.
Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed on August 14, 2001, including all material incorporated by reference therein;

5.
Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed on November 13, 2001, including all material incorporated by reference therein;

6.
Our Current Report on Form 8-K, filed on January 11, 2001, as amended by our Current Report on Form 8-K/A, filed on October 4, 2001;

7.
Our Current Report on Form 8-K, filed on May 23, 2001;

8.
Our Current Report on Form 8-K, filed on June 4, 2001;

9.
Our Current Report on Form 8-K, filed on June 20, 2001, as amended by our Current Report on Form 8-K/A, filed on June 20, 2001;

10.
Our Current Report on Form 8-K, filed on July 10, 2001, as amended by our Current Report on Form 8-K/A, filed on August 10, 2001, and further amended by our Current Report on Form 8-K/A, filed on October 4, 2001;

11.
Our Current Report on Form 8-K/A, filed on October 25, 2001;

12.
Our Current Report on Form 8-K, filed on January 8, 2002;

13.
All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2000, including all materials incorporated by reference therein; and

14.
The description of the common stock contained in our Registration Statement on Form 8-A.

DESCRIPTION OF SECURITIES

    Not applicable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

    The validity of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, Palo Alto, California.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

    The Registrant's certificate of incorporation, as amended, provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as an injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any transaction from which the director derived an improper personal benefit and for violating Section 174 of the Delaware General Corporation Law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

    The Registrant has entered into agreements with its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of the Registrant's affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.

EXHIBITS

Exhibit Number		Description
3.1	(1)	Certificate of Incorporation of the Registrant.
3.2	(1)	Bylaws of the Registrant.
3.3	(2)	Certificate of Amendment of the Amended Certificate of Incorporation of the Registrant.
3.4	(11)	Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant.
3.5	(12)	Certificate of Designation of Series B Convertible Preferred Stock of the Registrant.
4.1		Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5.
4.2	(3)	Restated Investor Rights Agreement, dated April 29, 1993, as amended October 29, 1993, by and among the Registrant and certain other persons named therein.
4.3	(4)	Stock Purchase Agreement, dated January 18, 1995, by and between the Registrant and Pfizer Inc.
4.4	(5)	Form of Purchase Agreement, dated January 28, 1997, by and between the Registrant and the individual Purchasers.
4.5	(6)	Stock Purchase Agreement, dated December 8, 1998, by and between the Registrant and Capital Research and Management Company.
4.6	(7)	Purchase Agreement, dated October 6, 1999, by and among the Registrant and Lehman Brothers Inc., Deutsche Bank Securities Inc. and U.S. Bancorp Piper Jaffray Inc.
4.7	(7)	Resale Registration Rights Agreement, dated October 13, 1999, by and among the Registrant and Lehman Brothers Inc., Deutsche Bank Securities Inc. and U.S. Bancorp Piper Jaffray Inc.

4.8	(7)	Indenture, dated October 13, 1999, by and between the Registrant as Issuer and Chase Manhattan Bank and Trust Company, National Association as Trustee.
4.9	(7)	Form of the Registrant Registration Rights Agreement, dated January 25, 2000, by and between the Registrant and Selling Shareholder.
4.10	(8)
		Purchase Agreement, dated February 2, 2000, by and among the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Lehman Brothers Inc. and U.S. Bancorp Piper Jaffray Inc.
4.11	(8)
		Resale Registration Rights Agreement, dated February 8, 2000, by and among the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Lehman Brothers Inc. and U.S. Bancorp Piper Jaffray Inc.
4.12	(8)	Indenture, dated February 8, 2000, by and between the Registrant as Issuer and Chase Manhattan Bank and Trust Company, National Association as Trustee.
4.13	(2)	Specimen common stock certificate of the Registrant.
4.14	(9)	Specimen warrants to purchase shares of common stock of the Registrant.
4.15	(10)
		Purchase Agreement, dated October 11, 2000, by and among the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Lehman Brothers Inc. and U.S. Bancorp Piper Jaffray Inc.
4.16	(10)
		Resale Registration Rights Agreement, dated October 17, 2000, by and among the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Lehman Brothers Inc. and U.S. Bancorp Piper Jaffray Inc.
4.17	(10)	Indenture, dated October 17, 2000, by and between the Registrant as Issuer and Chase Manhattan Bank and Trust Company, National Association as Trustee.
4.18	(11)	Rights Agreement, dated June 1, 2001, by and between the Registrant and Mellon Investor Services LLC.
4.19	(11)	Form of Right Certificate of the Registrant.
4.20	(12)	Stock Purchase Agreement, dated January 7, 2002, by and between the Registrant and Enzon, Inc.
5.1	(13)	Opinion of Cooley Godward LLP.
23.1	(13)	Consent of Ernst & Young LLP, independent auditors.
23.2	(13)	Consent of Ernst & Young LLP, independent auditors.
23.3	(13)	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
24.1	(13)	Power of Attorney. Reference is made to Signature Page.
99.1	(13)	Inhale Therapeutic Systems, Inc. 401(k) Retirement Plan.
99.2	(13)	Non-Standardized Adoption Agreement No. 001 for use with Inhale Therapeutic Systems, Inc. 401(k) Retirement Plan.

(1)
Incorporated by reference to the indicated exhibit in the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

(2)
Incorporated by reference to the indicated exhibit in the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

(3)
Incorporated by reference to the indicated exhibit in the Registrant's Registration Statement on Form S-1 (No. 33-75942), as amended.

(4)
Incorporated by reference to the indicated exhibit in the Registrant's Registration Statement on Form S-1 (No. 33-89502), as amended.

(5)
Incorporated by reference to the indicated exhibit in the Registrant's Registration Statement on Form S-3 (No. 333-20787).

(6)
Incorporated by reference to the indicated exhibit in the Registrant's Registration Statement on Form S-3 (No. 333-68897), as amended.

(7)
Incorporated by reference to the indicated exhibit in the Registrant's Registration Statement on Form S-3 (No. 333-94161), as amended.

(8)
Incorporated by reference to the indicated exhibit in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999.

(9)
Incorporated by reference to the indicated exhibit in the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

(10)
Incorporated by reference to the indicated exhibit in the Registrant's Registration Statement on Form S-3 (No. 333-53678), filed on January 12, 2001.

(11)
Incorporated by reference to the indicated exhibit in the Registrant's Current Report on Form 8-K, filed on June 4, 2001.

(12)
Incorporated by reference to the indicated exhibit in the Registrant's Current Report on Form 8-K, filed on January 8, 2002.

(13)
Filed herewith.

UNDERTAKINGS

1.
The undersigned Registrant hereby undertakes:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i)  To include any prospectus required by section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

    (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on January 11, 2002.

INHALE THERAPEUTIC SYSTEMS, INC.
By:	/s/ Ajit S. Gill Ajit S. Gill President, Chief Executive Officer and Director

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ajit S. Gill and Brigid A. Makes, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ajit S. Gill AJIT S. GILL	President, Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2002
/s/ Robert B. Chess ROBERT B. CHESS	Chairman of the Board	January 11, 2002
/s/ Brigid A. Makes BRIGID A. MAKES	Vice President, Finance and Administration, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)	January 11, 2002
/s/ John S. Patton JOHN S. PATTON	Vice President and Director	January 11, 2002
/s/ James B. Glavin JAMES B. GLAVIN	Director	January 11, 2002

/s/ Melvin Perelman MELVIN PERELMAN	Director	January 11, 2002
/s/ Irwin Lerner IRWIN LERNER	Director	January 11, 2002
/s/ Roy A. Whitfield ROY A. WHITFIELD	Director	January 11, 2002
/s/ Chris Kuebler CHRIS KUEBLER	Director	January 11, 2002

EXHIBIT INDEX

Exhibit Number		Description
3.1	(1)	Certificate of Incorporation of the Registrant.
3.2	(1)	Bylaws of the Registrant.
3.3	(2)	Certificate of Amendment of the Amended Certificate of Incorporation of the Registrant.
3.4	(11)	Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant.
3.5	(12)	Certificate of Designation of Series B Convertible Preferred Stock of the Registrant.
4.1		Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5.
4.2	(3)	Restated Investor Rights Agreement, dated April 29, 1993, as amended October 29, 1993, by and among the Registrant and certain other persons named therein.
4.3	(4)	Stock Purchase Agreement, dated January 18, 1995, by and between the Registrant and Pfizer Inc.
4.4	(5)	Form of Purchase Agreement, dated January 28, 1997, by and between the Registrant and the individual Purchasers.
4.5	(6)	Stock Purchase Agreement, dated December 8, 1998, by and between the Registrant and Capital Research and Management Company.
4.6	(7)	Purchase Agreement, dated October 6, 1999, by and among the Registrant and Lehman Brothers Inc., Deutsche Bank Securities Inc. and U.S. Bancorp Piper Jaffray Inc.
4.7	(7)	Resale Registration Rights Agreement, dated October 13, 1999, by and among the Registrant and Lehman Brothers Inc., Deutsche Bank Securities Inc. and U.S. Bancorp Piper Jaffray Inc.
4.8	(7)	Indenture, dated October 13, 1999, by and between the Registrant as Issuer and Chase Manhattan Bank and Trust Company, National Association as Trustee.
4.9	(7)	Form of the Registrant Registration Rights Agreement, dated January 25, 2000, by and between the Registrant and Selling Shareholder.
4.10	(8)
		Purchase Agreement, dated February 2, 2000, by and among the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Lehman Brothers Inc. and U.S. Bancorp Piper Jaffray Inc.
4.11	(8)
		Resale Registration Rights Agreement, dated February 8, 2000, by and among the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Lehman Brothers Inc. and U.S. Bancorp Piper Jaffray Inc.
4.12	(8)	Indenture, dated February 8, 2000, by and between the Registrant as Issuer and Chase Manhattan Bank and Trust Company, National Association as Trustee.
4.13	(2)	Specimen common stock certificate of the Registrant.
4.14	(9)	Specimen warrants to purchase shares of common stock of the Registrant.
4.15	(10)
		Purchase Agreement, dated October 11, 2000, by and among the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Lehman Brothers Inc. and U.S. Bancorp Piper Jaffray Inc.

4.16	(10)
		Resale Registration Rights Agreement, dated October 17, 2000, by and among the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Lehman Brothers Inc. and U.S. Bancorp Piper Jaffray Inc.
4.17	(10)	Indenture, dated October 17, 2000, by and between the Registrant as Issuer and Chase Manhattan Bank and Trust Company, National Association as Trustee.
4.18	(11)	Rights Agreement, dated June 1, 2001, by and between the Registrant and Mellon Investor Services LLC.
4.19	(11)	Form of Right Certificate of the Registrant.
4.20	(12)	Stock Purchase Agreement, dated January 7, 2002, by and between the Registrant and Enzon, Inc.
5.1	(13)	Opinion of Cooley Godward LLP.
23.1	(13)	Consent of Ernst & Young LLP, independent auditors.
23.2	(13)	Consent of Ernst & Young LLP, independent auditors.
23.3	(13)	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
24.1	(13)	Power of Attorney. Reference is made to Signature Page.
99.1	(13)	Inhale Therapeutic Systems, Inc. 401(k) Retirement Plan.
99.2	(13)	Non-Standardized Adoption Agreement No. 001 for use with Inhale Therapeutic Systems, Inc. 401(k) Retirement Plan.

(1)
Incorporated by reference to the indicated exhibit in the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

(2)
Incorporated by reference to the indicated exhibit in the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

(3)
Incorporated by reference to the indicated exhibit in the Registrant's Registration Statement on Form S-1 (No. 33-75942), as amended.

(4)
Incorporated by reference to the indicated exhibit in the Registrant's Registration Statement on Form S-1 (No. 33-89502), as amended.

(5)
Incorporated by reference to the indicated exhibit in the Registrant's Registration Statement on Form S-3 (No. 333-20787).

(6)
Incorporated by reference to the indicated exhibit in the Registrant's Registration Statement on Form S-3 (No. 333-68897), as amended.

(7)
Incorporated by reference to the indicated exhibit in the Registrant's Registration Statement on Form S-3 (No. 333-94161), as amended.

(8)
Incorporated by reference to the indicated exhibit in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999.

(9)
Incorporated by reference to the indicated exhibit in the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

(10)
Incorporated by reference to the indicated exhibit in the Registrant's Registration Statement on Form S-3 (No. 333-53678), filed on January 12, 2001.

(11)
Incorporated by reference to the indicated exhibit in the Registrant's Current Report on Form 8-K, filed on June 4, 2001.

(12)
Incorporated by reference to the indicated exhibit in the Registrant's Current Report on Form 8-K, filed on January 8, 2002.

(13)
Filed herewith.

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SIGNATURES
EXHIBIT INDEX